ASSIGNMENT OF
                               LEASES AND RENTS

      THIS ASSIGNMENT, made as of August 30, 1994, by JMB Income Properties, Ltd.-XI a limited partnership of the State of Illinois, having a post office address at 900 North Michigan Avenue, Chicago, Illinois 60611-1575, Attention:
Mr. Stephen Lovelette, as Assignor ("Assignor" to be construed as "Assignors" if the context so requires, to PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation having its principal place of business and post office address at 711 High Street, Des Moines, Iowa 50392, as Assignee,

                               WITNESSETH THAT:

      WHEREAS, Assignor to evidence and secure a loan indebtedness in the principal amount of $36,000,000.00 has made and delivered to Assignee a Secured Promissory Note-A in the principal amount of $32,000,000.00 and a Secured Promissory Note-B in the principal mount of $4,000,000.00 with each of said notes bearing even date herewith and finally maturing on December 1, 2006. Principal and interest is payable as provided for in each of the respective notes (said notes are hereinafter collectively referred to as the "Note"). The Note is secured by a Mortgage bearing the aforesaid date (the "Mortgage") to secure the Note and creating a lien on Assignor's interest in certain real estate in the County of Bergen, State of New Jersey, more particularly described in Exhibit A attached hereto and made a part hereof, including the improvements now or hereafter thereon and the easements, rights and appurtenances thereunto belonging, all of which are hereinafter called the "Mortgaged Premises:; and

      WHEREAS, Assignor is the lessor under those certain written leases of the Mortgaged Premises (which Assignor represents to be all of the leases relating to the Mortgaged Premises as of the date hereof) as described on Exhibit B attached hereto and made a part hereof (the "Rent Roll"), and Assignor may hereafter make other leases of the Mortgaged Premises or parts thereof; and

      WHEREAS, Assignee has required the assignment hereafter made as a condition to making the above described loan;

      NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby absolutely and directly (and note merely collaterally) assign, bargain, sell, transfer, convey, set over and deliver unto Assignee, all rights of the lessor under the above described lease and all other leases, tenancies, rental arrangements, and subleases affecting the Mortgaged Premises, or any part thereof, now existing or which may be executed at any time in the future during the life of this Assignment, and all amendments, extensions and renewals of said leases and subleases and any of them, all of which may now or hereafter be or called the "Leases," an all rents, income and other payments which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Mortgaged Premises. It is intended hereby to establish to present incomplete transfer, and direct and absolute assignment of all the Leases and all rights of the lessor thereunder and all the rents, and other payments arising thereunder on account of the use of the Mortgaged Premises unto Assignee, with the right, but without the obligation, to collect all of said rents, income and other payments which may become due during the life of this Assignment. Assignor agrees to deposit with Assignee copies of all leases of all or any portion of the Mortgaged Premises.

      1.    a.    Assignor appoints Assignee the true and lawful attorney of
Assignor with full power of substitution and with power for it and in its name, place and stead, to demand, collect, receipt and give complete acquittance for any and all rents and other amounts herein assigned which may be or become due and payable by the lessees and other occupants of the Mortgaged Premises, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee my deem necessary to desirable in order to collect and enforce the payment of any and all rents and other amounts herein assigned.
                  (1)   In no event, however, shall Assignees (nor any
successor or assignee of Assignee) execute any document which purports to create any personal liability of Assignor to third parties pursuant to the foregoing power of attorney or otherwise, and every document executed pursuant to such provisions shall contain an exculpation clause to that effect. Provided, however, that nothing contained in this subparagraph (1) or in any document executed pursuant hereto shall affect the liability of Assignor to Assignee under this Assignment as described in paragraphs 12 and 12.1 of the Note, which have been incorporated into this Assignment pursuant to paragraph 23 hereof.

                  (2) Lessees of the Mortgaged Premises, or any part thereof, are hereby expressly authorized and directed to pay all rents and other amounts herein assigned to Assignee or such nominee as Assignee, after revocation of the license contained in paragraph 8 hereunder, may designate in writing delivered to and received by such lessees, who are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.

            b. Assignor hereby appoints Assignee as its true and lawful attorney whereby Assignee may, at its election, perform any of Assignor's obligations to the lessees or tenants under the Leases, exercise any of Assignor's rights, powers or privileges under the Leases, modify the Leases, and execute new leases or enter other rental arrangements for any or all property covered by the Leases. All obligations created by the exercise of such agency shall be those of Assignor and not those of Assignee except as otherwise provided herein. Assignor hereby ratifies and confirms all that Assignee shall lawfully do or cause to be done by virtue hereof. Assignor agrees to execute and deliver to Assignee upon demand any further or supplemental assignments necessary to effect the intentions of this Assignment, and Assignor hereby appoints Assignee as Attorney-in-Fact of Assignor to execute and deliver any such assignment on behalf of Assignor and to deliver to the lessees to whose lease such assignment relates written notice thereof.

2. Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents and other amounts assigned hereunder, including the right to enter upon the Mortgaged Premises, or any part thereof, and take possession thereof forthwith to the extent necessary to effect the cure of any default on the part of Assignor as lessor in any of the Leases. Assignor hereby grants full power and authority to Assignee to exercise all rights, privileges and powers herein granted an any and all times hereafter, without notice to Assignor, with full power to use and apply all of the rents and other amounts assigned thereunder to the payment of the costs of managing and operating the Mortgaged Premises and any indebtedness or liability of Assignor to Assignee, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Mortgaged Premises or of making same rentable, reasonable attorney fees and costs incurred in connection with the interpretation and/or enforcement of this Assignment, and of principal and interest payments due from Assignor to Assignee on the Note and the Mortgage, all in such order as Assignee may determine. Assignee shall be under no obligation to press any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases; and Assignors covenants and agrees that it will faithfully perform all of the obligations imposed under any and all of the Leases and hereby agrees to indemnify Assignee and to hold it harmless from any liability, attorney's fees, costs, loss or damage which may or might be incurred by it under the leases or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases. This Assignment shall to operate to place responsibility of the control, care, management or repair of the mortgaged Premises, or parts thereof, upon Assignee nor shall it operate to make Assignee liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste of the Mortgaged Premises by the lessee under any of the leases or any other party, or for any dangerous or defective condition of the Mortgaged Premises or for any negligence in the management, upkeep, repair or control thereof resulting in loss or injury or death to any lessee, licensee, employee or stranger, provided, however, that Assignee shall be responsible for its gross negligence and misconduct with respect to the mortgaged Premises.

      The manner of the application of rentals, the reasonableness of the costs and charges to which such rentals are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Assignee.

3. Any amounts collected hereunder to Assignee which are in excess of those applied to any in full the aforesaid liabilities and indebtedness at the time due shall be promptly paid to Assignor.

4. Assignor hereby represents and warrants to Assignee that it is the sole owner of the entire lessor's interest in each of the Leases as set forth on the Rent Roll; that as to the Leases set forth in the Rent Roll, it has performed its obligations thereunder and, to the best of its knowledge, the lessees thereunder have not committed defaults, and the Leases as set forth in the Rent Roll are valid and enforceable and have not been altered, modified or amended in any manner whatsoever except as expressly mentioned in the Rent Roll; that all conditions precedent to the effectiveness of the Leases have been satisfied; that Assignor has not heretofore transferred assigned the Leases as set forth in the Rent Roll or any of the rents thereunder or any right or interest therein, nor has it collected rents more than one month in advance or anticipated any of the rents thereunder; and Assignor represents and warrants that it is not indebted to the lessees as set forth in the Rent Roll under the leases in any manner whatsoever so as to give rise to any right of set-off against, or reduction of, the rents payable under the Leases.

4.1 Assignor covenants as to future Leases relating to the Mortgaged Premises that (except as to specific facts and conditions that may be disclosed to Assignee at the time of submission for approval of such Leases), Assignor shall be the sole owner of the entire lessor's interest in each Lease, and that such Leases shall be valid and enforceable.

5. Except for the provisions of paragraph 6 hereunder regarding certain permitted actions by Assignor as to "Qualified Leases," as defined therein, Assignor covenants not to alter, modify, amend or change the terms of the leases or give any consent or permission or exercise any option required or permitted by the terms thereof or waive any obligation required to be performed by any lessee or execute, cancel or terminate any of the Leases or accept a surrender thereof to enter into leases after the date hereof without prior written consent of Assignee, and Assignor will not make any further transfer or assignment thereof, or attempt to pledge, assign or encumber any of the Leases or rents or other amounts payable thereunder, or convey or transfer or suffer a conveyance or transfer of the Mortgaged Premises or of any interest therein so as to effect, directly or indirectly, a merger of the estates and rights of, or a termination or diminution of the obligations of, any lessee thereunder.

            (a) Assignor further covenants to deliver to Assignee, promptly upon receipt thereof, copies of any and all demands, claims and notices of default received by it from any lessee under any of the Leases assigned herein. If requested by Assignee, Assignor shall enforce the Leases and all remedies available to Assignor against the lessees thereunder in case of default under the Leases by such lessees.

            (b) Except as the "Qualified Leases," described and defined in paragraph 6 below, all future leases of portions of the Improvements shall be submitted by Assignor to Assignee prior to execution, for approval. Assignee's response will be given to Assignor in writing with ten (10) business days of Assignee's receipt of the proposed lease and request for approval. If Assignee shall not disapprove and state reasons for disapproval in writing within such ten (10) business day period (and there has been specified in the request for approval that approval is requested within 10 business days), then Assignee will be deemed to have approved the proposed lease.

6. For the purposes of this paragraph, a "Qualified Lease" is hereby defined as a lease having all of the following elements: less than 5,000 square feet, with a term of 5 years or more, arising out of an arms-length transaction, requiring payment of market rents and executed on (and without material deviation from) a shopping center lease form which shall have been previously approved by Assignee. Assignor may (i) enter into qualified Leases of the Mortgaged Premises subsequent to the date hereof (ii) may cancel, modify, alter or accept the surrender of such Qualified Leases (including leases in existence on the date hereof, as shown on the Rent Roll, which meet the foregoing requirements of Qualified Leases), and (iii) may make tenant improvements and alterations in connection with said Qualified Leases, provided Assignor does all of the foregoing {(i) to (iii)} consistently with good business practice in the normal course of business and sound, prudent real estate management practices. Assignor shall give Assignee notice of any Qualified Lease entered into, cancelled, modified, altered or surrendered pursuant to this paragraph, or of any tenant improvements or alterations made hereunder, together with a complete copy of such Qualified Lease, or such cancellation, modification or alteration or any documentation related to such improvements and alterations, including without limitation any drawings and plans, not later than ten (10) days after the execution or approval thereof. If Assignee determines, in its sole discretion, that Assignor, in taking any action in connection with any Qualified Lease pursuant to this paragraph, is not doing so consistently with good business practices in the normal course of business, or sound, prudent real estate management practices, Assignee may revoke its pre-approval hereunder as to Qualified Leases, and, thereafter, Assignor shall be required to obtain Assignee's prior written consent before entering into any lease of the Mortgaged Premises, or any cancellation, modification or alteration thereof, or accepting the surrender of any lease, or making any tenant improvements or alterations.

      Assignor may enter into month-to-month leases under all of the requirements (excepts as to term) and conditions of the foregoing paragraph.

      Upon payment in full of the principal sum, interest and other indebtedness secured hereby, and by any other Loan Documents, this Assignment shall be and become null and void; otherwise, it shall remain in full force and effect as herein provided and, with the covenants, warranties and power of attorney herein contained, shall inure to the benefit of Assignee and any subsequent holder of the Note, and shall be binding upon Assignor, and its heirs, legal representatives, successors and assigns, and any subsequent owner of the Mortgaged Premises. Subject to the servicing provision contained in paragraph 19 of the Note, Assignee shall have the right to assign the interest acquired hereby to any subsequent holder of the Mortgage and to any person acquiring title to the Premises thought foreclosure or otherwise. After Assignor shall have been barred and foreclosed of all right, title, interest and equity of redemption in the Premises, no such assignee shall be liable to account to Assignor for the rents, income and profits thereafter accruing. Notwithstanding any variation of the terms of the Note or the Mortgage, including increase or decrease in the principal amount of the Note or in the rate of interest payable thereunder, any extension of time for payment thereunder, any other modification thereof or any release of part of parts of the real estate subject to the Mortgage, the Leases and the benefits hereby assigned shall continue as security in accordance with the terms of this Assignment.

8. Notwithstanding any provision herein to the contrary, prior to an "Event of Default" as defined in the Mortgage or a default by Assignor beyond any applicable cure period in any of the Leases, Assignee hereby grants to Assignor the license to collect as the same become due and payable, but in any event for not more than one calendar month in advance, all rents and other income arising under the Leases and from the Mortgaged Premises, to act with full and sole authority as Lessor under each respective lease and to enforce all provisions contained in the Leases. Assignor shall render such accounts of collections as Assignee may require. The license herein granted to Assignor shall terminate immediately and automatically, without further action or documentation, upon any Event of Default pursuant to the Mortgage or any other Loan Document or a default beyond any applicable cure period in the performance of any obligation, covenant or agreement of Assignor contained in any of the Leases; and upon written notice of Assignor's Event of Default at any time hereafter given by Assignee to any lessee, all rentals thereafter payable and all agreements and covenants thereafter to be performed by the lessee shall be paid and performed by the lessee directly to Assignee in the same manner as if the above license had not been granted, without prosecution of any legal or equitable remedies under the Mortgage. Any lessee of the Mortgaged Premises or any part thereof is authorized and directed to pay to Assignor any rent herein assigned currently for not more than one calendar month in advance and any payment so made prior to receipt by such lessee of notice of Assignor's Event of Default shall constitute a full acquittance to lessee therefor.

9. Concurrently with the execution of any lease covering the Mortgaged Premises, Assignor will notify the lessee, by U.S. Certified Mail, of the existence of this Assignment and will deliver an executed copy of this Assignment to such lessee, directing such lessee to make all payments under its lease to Assignee or its nominee in accordance with the terms of this Assignment.

10. It is understood and agreed that this Assignment shall become effective concurrently with the Note and the Mortgage. This Assignment shall be governed by and construed in accordance with the laws of the State where the Mortgage Premises is located.

11. It is the intention of Assignee and Assignor that the assignment effectuated by this Assignment with respect to the rents and other amounts due under the Leases shall be a direct and currently effective assignment and shall not constitute merely the granting of a lien, security interest or pledge for the purpose of securing the indebtedness secured by the Mortgage. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Assignee's interest in the rents or other amounts due under the Leases constitutes a lien on or security interest in or pledge of the rents or other amounts due under the Leases, it is agreed and understood that the forwarding of a notice to Assignor after the occurrence of an Event of Default, advising Assignor of the revocation of Assignor's license to collect such rents and other amounts due under the Leases, shall be sufficient action by Assignee to (i) perfect such lien on or security interest in or pledge of the rents and other amounts due under the Leases, (ii) take possession thereof, and (iii) entitle Assignee to immediate and direct payment of the rents and other amounts due under the Leases, for application as provided in the Note or Mortgage, all without the necessity of any further action by Assignee, including, without limitation, any action to obtain possession of the land, improvements or any other portion of the Mortgaged Premises. Notwithstanding the direct and absolute assignment of the rents and other amounts as herein described, there shall be no prot tanto reduction of any portion of the indebtedness secured by the Mortgage except with respect to rents or other amounts actually received by Assignee and applied by Assignee toward payment of such indebtedness.

12. Notwithstanding anything in this Assignment to the contrary, Assignee may, upon written notice to Assignor, elect (i) exclude from the assignment provided in this Assignment of any of the Leases as specified in such notice so that the interest under such indicated Lease is not assigned to Assignee, and (ii) subordinate the lien and other terms and provisions of the Mortgage to any of the Leases as indicated in said notice to Assignor.

13. The rights and remedies of Assignee under this instrument are cumulative, are not in lieu of but are in addition to, any their exercise of or the failure to exercise them shall not constitute a waiver of, any other rights and remedies which the Assignee shall have under the Note, the Mortgage or any other Loan Document or instrument securing the Note. The rights and remedies of Assignee hereunder may be exercised from time to time and as often as such exercise is deemed expedient.

14. No security deposited by any tenant with the landlord under the terms of any of the Leases has been transferred to Assignee, and Assignee assumes no liability for any security so deposited.

15    Assignor shall, without charge, at any time and from time to tome, within thirty (30) days after request by Assignee (which will be no more frequently than once in any 12 month period), execute, acknowledge and deliver to Assignee its certification, with respect to any or all of the Leases as to the following:

            (a) The dates of the Leases, the dates when the terms thereof commenced and the dates when any rents, charges and other sums payable by lessees thereunder commenced to be payable thereunder;

            (b) That the Leases are unmodified and in full force and effect; or, if there have been any modifications, that the leases are in full force and effect as modified and stating the modifications and the dates thereof;

            (c) To Assignor's actual knowledge, whether or not there are then existing any valid and enforceable setoffs or defenses against the enforcement of any of the terms and/or conditions of the Leases (or of amendments or modifications of the Leases, if any) upon the part of the lessees thereunder to be performed or complied with and, if so, specifying the same;

            (d) The dates, if any, to which any rents, charges and other sums on the part of the lessees to be paid under the Leases have been paid in advance;

            (e)   The dates of expiration of the terms of the leases; and

            (f) The rate or rates of rent (including a break-down thereof into annual rent, percentage rents and any other additional rents and charges provided for in the Leases).

16. Similarly, upon request as stated in paragraph 14 above, but not more frequently than once in any 24 month period, Assignor shall also use good faith efforts to procure and deliver to Assignee, within the aforesaid time period, certifications of all the foregoing by the lessees, or any or all of the lessees, under the Leases.

17. Notwithstanding the license in Assignor to collect rents contained herein, Assignee, and not Assignor, shall be deemed to be the creditor or each lessee in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such lessee, without obligation on the part of Assignee, however, to file or make timely filings of claims in such proceedings otherwise to pursue creditor's rights therein, and with an option to Assignee to apply any money received by Assignee as such creditor in reduction of the aforesaid principal or interest or any other indebtedness secured by or to be paid pursuant to the Mortgage.

18. In the event that Assignor files a petition in bankruptcy or becomes the subject of an involuntary petition in bankruptcy, Assignor acknowledges and agrees that all income form the Mortgaged Premises or any part thereof ("Property Income"), whether now due or becoming due after the date of such filing, together with all other Property Income previously collected and held by or on behalf of Assignor or Assignee, shall not be property of the Assignor's bankruptcy estate with the meaning of Section 541 or the United States Bankruptcy Code (11 U.S.C. Subsection 101 et seq.), as amended (as so amended, from time to time, the "Code"). Assignor hereby further covenants and agrees that the automatic stay provided for under Section 362 of the Code shall not apply to Assignee's right to collect and apply Property Income. To the extent the Property Income or any part thereof (whether now due or becoming due after the date hereof) is held to be property of the bankruptcy estate with the meaning of Section 541 of the Code, all such Property Income, whether earned or received prior to or after the filing of a bankruptcy petition by the Assignor, shall be cash collateral of Assignee with the meaning of Section 363 of the Code. Assignee hereby declares that it does not consent to the use of cash collateral, and that, in the event Assignee elects (in its sole discretion) to give such consent, it may be conditioned on such terms as Assignee may require and shall only be effective if given in writing.

Assignor shall have no right to use or apply (or require the use of application of) such Property Income, unless Assignor shall have received a court order authorizing use of such Property Income, and Assignor shall have provided adequate protection to Assignee as required by Section 363 of the Code.

19. Assignee may take security in addition to the security already given Assignee for the payment of the principal and interest provided to be paid in or by the Note or by the Mortgage, or may release such other security, any release any party primarily or secondarily liable on the Note, may grant or make extensions, renewals, modifications or indulgences with respect to the Note or Mortgage, which extensions, renewals, modifications and indulgences may be on the same or on different terms from the present terms of the Note or Mortgage, and may apply any other security specifically held by Assignee as security for the Note to the satisfaction of the Note or Mortgage without prejudice to any of Assignee's rights hereunder.

20    No change, amendment, modification, abridgment, cancellation or discharge hereof or of any part hereof, shall be valid unless consented to in writing by Assignee.

21. Assignor shall from time to time execute and deliver to Assignee such further instruments as Assignee may deem necessary to make this Assignment and any further assignment effective subject, however, to the limitations on liability set forth in paragraph 12 of the Note.

22. If any provision of this Assignment shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Assignment shall be construed as if such invalid or unenforceable provision had never been contained herein.

23. As used herein, word importing a particular gender mean and include every other gender and words include the singular number mean and include the plural number and Vice Versa.

24. The provisions of paragraphs 12 and 12.1 of the Note are hereby incorporated by reference as if set forth as length.

      IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed and delivered as of the date first hereinabove written.



                                    JMB Income Properties, Ltd.-XI
                                    an Illinois limited partnership

                                    By:   JMB Realty Corporation
                                          a Delaware corporation
                                          Its Managing General Partner



                                          BY:_________________________
                                             Name:  Elizabeth Kogen
                                             Title: Vice President